Exhibit 99.1

AccuShares® Investment Management, LLC (“AccuShares”) Announces an Estimated Regular and Net Income (if applicable) Distributions, and the Effective Date of a Reverse Split for both AccuShares Spot CBOE® VIX® Up Shares and Down Shares.

STAMFORD, CT, June 10, 2016 — AccuShares, as sponsor of the AccuShares Trust I (formerly known as the AccuShares Commodity Trust I) (the “Trust”), today announces an estimated Regular Distribution and, if applicable, an estimated Net Income Distribution for AccuShares Spot CBOE VIX Up Shares (NASDAQ: “VXUP”) (the “Up Shares”) and Spot CBOE VIX Down Shares (NASDAQ: “VXDN”) (the “Down Shares”). AccuShares also announces a Reverse Split for Up Shares and Down Shares. The terms Regular Distribution, Net Income Distribution, and Reverse Split are defined and described in the current prospectus of the AccuShares Spot CBOE VIX Fund (the “Fund”).

The estimated distribution amounts below are calculated as of June 10, 2016 and therefore such information is only an estimate, is subject to change and may be significantly different from the actual distribution amounts to be declared, which will be published on the date of declaration. The estimated distribution information below has been determined as if the closing value of the CBOE Volatility Index® (the “Underlying Index”) for June 10, 2016 were the closing value of the Underlying Index at the end of the current Regular Distribution measurement period.

The relevant estimated distribution information is provided in the tables below:

Distribution Dates:

NASDAQ Ticker	Name	Ex-Date	Record Date	Distribution Payment Date
VXUP	AccuShares Spot CBOE VIX Up Shares	June 16, 2016	June 20, 2016	June 22, 2016
VXDN	AccuShares Spot CBOE VIX Down Shares	June 16, 2016	June 20, 2016	June 22, 2016

Estimated Distribution Amount Information:

NASDAQ Ticker	Name	Closing Index Value as of June 10, 2016	Post-Distribution Share Index Factor*	Post-Distribution Class Value per Share*	Net Income Distribution Amount per share	Regular Distribution Amount per share
VXUP	AccuShares Spot CBOE VIX Up Shares	17.03	0.28772754	$4.90	$0.000000	$1.332402
VXDN	AccuShares Spot CBOE VIX Down Shares	17.03	-0.28772754	$4.90	$0.000000	$0.000000

* As defined in the Fund’s prospectus.

Reverse Split

AccuShares also announces an effective date of June 23, 2016 for a Reverse Split applicable to both the Up Shares and Down Shares. The ratio of the Reverse Split will be disclosed on June 22, 2016 on the Trust’s website at www.accushares.com

The Reverse Split will affect the class value per share of both the Up Shares and Down Shares, but it will not impact the value of a shareholder’s holdings in the Fund.

More information about the Fund can be found at the Trust’s website at www.accushares.com.

Investor Reassessment:

Investors wishing to maximize exposure to the index tracked by the Fund, the CBOE Volatility Index, in either direction or investors wishing to compound gains over one or more distribution dates must invest any cash distributed, and sell any shares distributed and invest the sale proceeds thereof, in the class of shares aligned with their investment objectives.

The Fund has been designed to be utilized by investors who are prepared to reassess their holding of the Fund’s shares at least as frequently as each distribution date. Investors in the Fund who wish to maintain a maximum exposure, a targeted absolute exposure, or a targeted relative exposure to the Underlying Index over multiple distribution dates should reassess their positions following all cash and share distributions, and all Fund resets relating to the Share Index Factors. The Fund will not compound investor gains or otherwise rebalance investor positions to maximize investor exposure. The Fund is designed to make Regular Distributions of cash and in some cases shares to facilitate regular distribution of investor gains and to promote a deliberate and regular reassessment by investors of their investment in the Fund.

Investors who hold shares over one or more consecutive distribution dates without reassessment of their Fund share portfolio may experience decreased exposure to the Underlying Index as well as a reduced opportunity for gain and loss.

About AccuShares:

Founded in 2011, AccuShares (www.accusharesinvmgmt.com) is an innovative financial services firm sponsoring exchange traded products (“ETPs”) that provide direct access to “spot” indices in key alternative asset classes, including volatility. AccuShares ETPs offer investors the ability to trade both shares that are positively linked with the ETP’s index (“Up Shares”) and shares that are negatively linked with such index (“Down Shares”), enabling them to potentially take advantage of opportunity in any market. AccuShares’ patented technology and “direct-to-index” quantitative design seeks to reduce overall expenses while also attempting to both simplify tax reporting and provide investors with a predictable cost of ownership and transparency in returns.

Disclosures:

Neither the Trust nor the Fund is an investment company within the meaning of the Investment Company Act of 1940 and neither is subject to regulation thereunder. Although AccuShares is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”), the Trust and the Fund are not subject to regulation under the Commodities Exchange Act or by the CFTC. Consequently Fund shareholders are not afforded the regulatory protections provided to investors in registered investment companies or commodity pools.

Investing in the Funds involves substantial risk and high volatility, including possible loss of principal. Shares of the Fund are intended for sophisticated, professional and institutional investors. The Fund is not intended to be used as a long-term passive investment vehicle and should be used by investors who understand the risks of the volatility market. Investors expecting the Underlying Index to decline should purchase the Fund’s Down Shares, and investors expecting the Underlying Index to increase should purchase the Fund’s Up Shares, to align their respective Fund investments with their respective expectations. Please read the Fund’s prospectus carefully before investing. The Fund’s prospectus can be obtained by clicking the link below.

http://www.accushares.com/resources/vix-fund-prospectus

The Trust is a Delaware statutory trust organized by AccuShares into separate fund series. The Fund’s shares represent fractional undivided interests in and ownership of the Fund only and not any other series of the Trust or the Trust as a whole. The Fund offers its shares on a continuous basis and is listed on the NASDAQ.

Disclaimers:

The Fund is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC (the “Index Provider”), Dow Jones Trademark Holdings LLC (“Dow Jones”), Standard & Poor’s Financial Services LLC (“S&P”), their respective affiliates or their third party licensors (including The Chicago Board Options Exchange Incorporated (“CBOE”)) and none of such parties make any representation or warranty, express or implied, regarding the advisability of investing in securities generally or in the Fund particularly, or the ability of the Underlying Index or any related indices or sub-indices to track the appropriate market performance, or as to the results to be obtained by the Trust, the Fund, the Fund’s shareholders or any other person or entity from use of the Underlying Index or any data included therein. None of such parties have any liability for any errors, omissions, or interruptions in the Underlying Index or such data, and the Index Provider and CBOE do not guarantee the accuracy or the completeness of the Underlying Index or such data. Neither the Index Provider nor CBOE make any express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Underlying Index or such data. Without limiting any of the foregoing, the Index Provider, Dow Jones, S&P, CBOE, their affiliates and third party licensors expressly disclaim any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The only relationship of the Index Provider, CBOE, their affiliates or their third party licensors to AccuShares, the trustee of the Trust (the “Trustee”), the Trust or the Fund is the licensing of certain trademarks, trade names and service marks and of the Underlying Index, which is constructed, calculated and published by CBOE, and has been licensed by the Index Provider, without regard to AccuShares, the Trustee, the Trust or the Fund. Neither AccuShares, nor the Trustee, nor the Trust, nor the Fund has any contractual relationship or other arrangement with CBOE with respect to the use of the Underlying Index and related intellectual property. Instead, the rights of AccuShares, the Trust and the Fund to utilize the Underlying Index and related intellectual property is derivative of the rights of the Index Provider under its agreement with CBOE. CBOE has no obligation to take the needs of AccuShares, the Trustee, the Trust, the Fund or the Fund’s shareholders into consideration in determining, composing or calculating the Underlying Index.

Neither the Index Provider, CBOE, nor any of their respective affiliates or third party licensors is responsible for or has participated in the determination of the timing, price or quality of the shares issued by the Fund or in the determination or calculation of the equation by which the shares are to be converted into cash. Neither the Index Provider, CBOE, nor any of their respective affiliates or third party licensors shall have any obligation or liability, including, without limitation, to Fund investors, in connection with the administration, marketing or trading of the Fund.

The Underlying Index is a product of CBOE, which is licensed by the Index Provider or its affiliates to AccuShares in connection with the operation of the Fund. Standard & Poor’s® and S&P® are registered trademarks of S&P; Dow Jones® is a registered trademark of Dow Jones; CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index® and VIX® are registered trademarks of CBOE; and these trademarks have been licensed for use by the Index Provider and sublicensed for certain purposes by AccuShares. AccuShares™ is a trademark of AccuShares Holdings LLC.

Foreside Fund Services, LLC Marketing Agent

*   *   *

AccuShares Investor Service Center
1-855-286-7866
info@accushares.com